                                                                    Exhibit 99.1

                          DEL GLOBAL TECHNOLOGIES CORP.
                                ONE COMMERCE PARK
                               VALHALLA, NY 10595

August 31, 2006

Mr. James A. Risher
1900 Eastwood Road, Suite 11
Wilmington, North Carolina 28403

Dear Jim:

I am pleased to extend an offer of employment to you as Chief Executive  Officer
(CEO) and President of Del Global Technologies Corporation (the "Company").  The
following sets forth the term of employment as CEO and President of the Company.

Your employment is conditioned  upon and will commence upon the  satisfaction of all of the terms set forth in this letter. You will remain a member of the Board of Directors but will no longer be eligible for any compensation  paid to you as an independent  director.  Your compensation as CEO and President will include a base salary of  $300,000.  You will also be eligible to receive an annual  bonus
("Annual  Bonus")  with a target  of 60% of your  annual  base  salary  based on achieving the Company's annual budget and attaining specific objectives assigned by the Board of Directors of the Company. This Annual Bonus can be anywhere from
0% to 150% of your target.  Such  additional  bonus,  if any,  shall be based on achieving  specific  targets  to be  determined  exclusively  by  the  Board  of
Directors. The bonuses, if any, will be paid following the completion of audited financial results. Therefore, the Bonuses, if any, are not guaranteed.

Management  of the  Company has  recommended  to the Board of  Directors  of the
Company a stock option grant to purchase 120,000 shares (the "Shares") of common stock,  $.10 par value,  of the Company  pursuant to and in accordance  with the
Company's  Amended and  Restated  Stock Option Plan (the "Stock  Option  Plan").
Additional  stock  options may be granted in the future  based on the  Company's performance and Board of Director approval.  All stock options granted under the
Stock  Option  Plan  shall  become  exercisable  and vest only to the  following extent: (i) up to fifty (50%) percent of the options granted may be exercised on or  after  the  first  (1st)  anniversary  of the  date  of  grant;  (ii)  up to seventy-five  (75%) percent of the options  granted may be exercised on or after the second (2nd)  anniversary of the date of grant;  and (iii) up to one hundred
(100%)  percent of the options  granted may be  exercised  on or after the third
(3rd) anniversary of the date of grant.

The Company will provide you with a monthly living  allowance during the term of this  agreement of $6,200.00  per month.  In the event that your  employment  is terminated by the Company without cause you will receive $6,200.00 per month for

                                                                 James A. Risher
                                                                 August 31, 2006
                                                                          Page 2

the remaining  months from your start date until your first  anniversary date of employment.  You  will  not be  entitled  to  this  payment  in the  event  your employment is terminated for cause.

You are eligible for three weeks of paid vacation  during the year. Any vacation day not used cannot be carried forward and will have no cash value.

The consulting  agreement  between the Company and Lumina Group LLC, dated as of
June 14, 2006, shall terminate as of the effective date of this letter.

You may be eligible to  participate  in Del Global's  insurance  programs  after acceptance of this offer based on the  recommendation  and approval of the Board of Directors prior to the conclusion of first 30 days of this agreement.

Del  Global's  401 (k)  Plan  provides  a  vehicle  to help you  invest  in your retirement  years with pre-tax  dollars.  Key features of the Plan include:
     o  A  Company-matching  contribution  of 50% of the first 4% of your salary that you invest in the Plan subject to plan and statutory limits,  after
        12 months of employment,
     o  A  diversified   investment  option  portfolio  sponsored  by  ING  Life
        Insurance and Annuity Company,
     o  An accelerated  vesting  schedule (100% vested in Company  contributions after three (3) years of employment, and
     o  Immediate eligibility to contribute to the Plan.

This offer of employment  is  contingent  on the  completion by the Company of a background  check  and drug  screening  test on you to the  satisfaction  of the
Company.

To comply with Federal Immigration Law, we ask that you provide the Company with proof of your  identity  and  citizenship.  A list of  acceptable  documents  is enclosed  for you to review and must be provided to the Company  within 24 hours of your date of hire.

You  represent  and  warrant  that your  employment  with the  Company  and your execution of this letter does not, and that your  performance in accordance with this letter will not,  violate the  provisions of any agreement or instrument to which you are a party or any decree,  judgment or order to which you are subject
to.

The  terms of this  offer are not  intended  to create  either an  expressed  or implied  contract of employment for a specified period of time. It is understood that you are  voluntarily  entering into employment at will with the Company and either you or the Company can terminate the employment  relationship at any time with or without prior notice for any reason  whatsoever or for no reason at all.
Moreover,  both you and the  Company  acknowledge  that  there  is no  agreement expressed or implied for any specific  period of  employment,  or for  continued
employment.

                                                                 James A. Risher
                                                                 August 31, 2006
                                                                          Page 3

During your employment you will be asked to review and sign documents, including but not  limited  to,  those that  concern the  non-disclosure  of  confidential information,  and if you should  leave the  Company,  the  prompt  return of all
company   property   then  in  your   possession.   Your   execution   of  these
confidentiality  agreements and adherence to their terms are a condition of your employment.

Please  indicate  your  acceptance  of this offer by signing below and returning this letter in its  entirety to me within two (2)  business  days of the date of this letter. Please remember to keep one (1) copy for your records.

Sincerely,

/s/ James Henderson
--------------------------------------------------------------------------------
James Henderson
Chairman

Cc: Personnel File

Agreed and accepted as of the date written above.

/s/ James A. Risher
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James A. Risher